Exhibit 99.1

TripAdvisor Reports First Quarter 2018 Financial Results

NEEDHAM, MA, May 8, 2018 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the first quarter ended March 31, 2018.

“We had a strong start to 2018; our Hotel results were ahead of our expectations, and we delivered accelerated Non-Hotel revenue growth,” said Chief Executive Officer Steve Kaufer. “We are expanding our global platform for the benefit of users and partners and we are executing along our key product, supply and marketing initiatives that position our business for long-term profitable growth.”

First Quarter 2018 Summary

	Three months ended March 31,
(In millions, except percentages and per share amounts)	2018	2017	% Change
Total Revenue	$378	$372	2%
Hotel	$299	$314	(5)%
Non-Hotel	$79	$58	36%

GAAP Net Income	$5	$13	(62)%

Total Adjusted EBITDA (1)	$80	$73	10%
Hotel	$88	$88	0%
Non-Hotel	$(8)	$(15)	47%

Non-GAAP Net Income (1)	$42	$35	20%

Diluted Earnings per Share:
GAAP	$0.04	$0.09	(56)%
Non-GAAP (1)	$0.30	$0.24	25%

Cash flow from operating activities	$174	$134	30%
Free cash flow (1)	$159	$116	37%

(1)

“Adjusted EBITDA”, “Non-GAAP Net Income”, “Non-GAAP Diluted Earnings per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

“We are tracking well to our 2018 financial objectives,” added Chief Financial Officer Ernst Teunissen. “Our good start has made us more positive about our 2018 profitability outlook.”

First Quarter 2018 Operational and Financial Highlights

•

User reviews and opinions grew 26% year-over-year and reached 630 million at March 31, 2018, covering approximately 7.5 million places to stay, places to eat and things to do – including 1.2 million hotels, inns, B&Bs and specialty lodging, 800,000 rental properties, 4.6 million restaurants and 940,000 travel activities and experiences worldwide.

•

Average monthly unique visitors on TripAdvisor-branded websites and apps grew 12% year-over year to approximately 433 million and average monthly unique hotel shoppers remained flat year-over-year at approximately 149 million.

•	TripAdvisor rebranded its Attractions offering to “Experiences” and grew bookable products by more than 80% year-over-year in Q1 to 104,000.
•

Total Revenue was $378 million, an increase of $6 million, or 2% year-over-year. Total Adjusted EBITDA was $80 million, an increase of $7 million, or 10% year-over-year. We estimate that changes in foreign currency had a 5% and 7% positive impact to Total Revenue and Total Adjusted EBITDA, respectively.

•

Hotel Revenue was $299 million, a decrease of $15 million, or 5% year-over-year. Hotel Adjusted EBITDA was $88 million, or flat compared to Q1 2017, and Hotel Adjusted EBITDA margin improved to 29%. We estimate that changes in foreign currency had a 3% and 7% positive impact to Hotel Revenue and Hotel Adjusted EBITDA, respectively.

•

Non-Hotel Revenue was $79 million, an increase of $21 million, or 36% year-over-year driven by growth in Experiences and Restaurants. Non-Hotel Adjusted EBITDA was negative $8 million, an improvement of $7 million, or 47% year-over-year. We estimate that changes in foreign currency had an 8% positive impact and 0% impact to Non-Hotel Revenue and Non-Hotel Adjusted EBITDA, respectively.
•

TripAdvisor’s Board of Directors authorized up to $250 million for the repurchase of our common stock on January 31, 2018. As of May 7, 2018, TripAdvisor repurchased approximately 2.6 million shares of outstanding common stock for $100 million year-to-date.

U.S. Tax Cuts and Jobs Act of 2017

         On December 22, 2017, the U.S. Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining a transition tax (the “Transition Tax”), remeasuring our U.S. deferred tax assets and liabilities, and reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the U.S. Securities and Exchange Commission (“SEC”) staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. As a result, our provision for income taxes increased by $73 million in Q4 2017, the substantial majority of which was driven by the Transition Tax. During the quarter ended March 31, 2018, we recorded an incremental $5 million tax expense for the Transition Tax, reflecting additional information obtained relating to earnings and profits, foreign tax credits, and state taxes. Since the 2017 Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretations are expected over the next several months, we consider the accounting of the Transition Tax and certain other deferred tax items to be provisional due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118.

Adoption of New Revenue Standard

         Effective January 1, 2018, we adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under the new revenue guidance, while prior period amounts are not adjusted and continue to be reported in accordance with our previous accounting policies under the historical revenue guidance, or ASC 605, Revenue Recognition (“ASC 605”).  Adoption of this new standard resulted primarily in an increase in total revenue of $4 million and an increase in net income of $3 million for the three months ended March 31, 2018, as compared to our accounting policies under ASC 605. We do not expect the adoption of ASC 606 to have a material impact on our consolidated financial statements on an ongoing basis.

First Quarter 2018 Revenue by Product/Source:

	Three months ended March 31,
(In millions, except percentages )	2018	2017	% Change
Hotel
TripAdvisor-branded click-based and transaction (1)	$189	$211	(10)%
TripAdvisor-branded display-based advertising and subscription (2)	71	65	9%
Other hotel revenue (3)	39	38	3%
Non-Hotel	79	58	36%
Total Revenue	$378	$372	2%
(1)	Consists of click-based advertising revenue, from TripAdvisor-branded websites, as well as transaction-based revenue from instant booking.
(2)	Includes revenue from display-based advertising and subscription-based hotel advertising revenue on TripAdvisor-branded sites.
(3)	Includes revenue from non-TripAdvisor-branded websites, including primarily click-based advertising revenue and display-based advertising revenue generated through these websites.

Conference Call

TripAdvisor posted prepared remarks and supplemental financial information on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, May 9, 2018, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s first quarter 2018 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 4349315) until May 16, 2018 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor, the world's largest travel site*, enables travelers to unleash the full potential of every trip. With 630 million reviews and opinions covering the world's largest selection of travel listings worldwide – covering approximately 7.5 million accommodations, airlines, experiences, and restaurants -- TripAdvisor provides travelers with the wisdom of the crowds to help them decide where to stay, how to fly, what to do and where to eat. TripAdvisor also compares prices from more than 200 hotel booking sites so travelers can find the lowest price on the hotel that's right for them. TripAdvisor-branded sites are available in 49 markets, and are home to the world's largest travel community of 455 million average monthly unique visitors**, all looking to get the most out of every trip. TripAdvisor: Know better. Book better. Go better.

TripAdvisor, Inc. (NASDAQ: TRIP), through its subsidiaries, manages and operates websites under 20 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.citymaps.com, www.cruisecritic.com, www.familyvacationcritic.com,   www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.vacationhomerentals.com and www.viator.com.

* Source: comScore Media Metrix for TripAdvisor Sites, worldwide, November 2017

** 2017 Source: TripAdvisor log files, average monthly unique visitors, Q3 2017

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenue	$378	$372

Costs and expenses:
Cost of revenue	20	17
Selling and marketing (1)	198	207
Technology and content (1)	67	59
General and administrative (1)	42	35
Depreciation	20	19
Amortization of intangible assets	8	8
Total costs and expenses	355	345
Operating income	23	27
Other expense, net	(2)	(2)
Income before income taxes	21	25
Provision for income taxes	(16)	(12)
Net income	$5	$13

Earnings per share attributable to common stockholders:
Basic	$0.04	$0.09
Diluted	$0.04	$0.09

Weighted average common shares outstanding:
Basic	139	144
Diluted	140	145

(1) Includes stock-based compensation expense as follows:

Selling and marketing	$6	$5
Technology and content	$12	$7
General and administrative	$11	$7

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$635	$673
Short-term marketable securities	15	35
Accounts receivable and contract assets, net of allowance for doubtful accounts of $17 and $16, respectively	281	230
Prepaid expenses and other current assets	52	55
Total current assets	983	993
Long-term marketable securities	5	27
Property and equipment, net of accumulated depreciation of $198 and $177, respectively	261	263
Intangible assets, net of accumulated amortization of $120 and $112, respectively	136	142
Goodwill	763	758
Deferred income taxes, net	18	16
Other long-term assets	74	73
TOTAL ASSETS	$2,240	$2,272

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7	$8
Deferred merchant payables	269	156
Deferred revenue	101	60
Current portion of debt	7	7
Accrued expenses and other current liabilities	150	141
Total current liabilities	534	372
Long-term debt	―	230
Deferred income taxes, net	16	14
Other long-term liabilities	300	293
Total Liabilities	850	909

Stockholders’ equity:
Preferred stock, $0.001 par value	―	―
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	―	―
Authorized shares: 1,600,000,000
Shares issued: 136,396,872 and 135,617,263, respectively
Shares outstanding: 126,669,732 and 126,142,773, respectively
Class B common stock, $0.001 par value	―	―
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	946	926
Retained earnings	935	926
Accumulated other comprehensive loss	(34)	(42)
Treasury stock-common stock, at cost, 9,727,140 and 9,474,490 shares, respectively	(457)	(447)
Total Stockholders’ Equity	1,390	1,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,240	$2,272

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Operating activities:
Net income	$5	$13
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	20	19
Amortization of intangible assets	8	8
Stock-based compensation expense	29	19
Other, net	―	6
Changes in operating assets and liabilities	112	69
Net cash provided by operating activities	174	134

Investing activities:
Capital expenditures, including internal-use software and website development	(15)	(18)
Purchases of marketable securities	(1)	―
Sales of marketable securities	41	102
Maturities of marketable securities	3	14
Net cash provided by investing activities	28	98

Financing activities:
Repurchase of common stock	(4)	(150)
Proceeds from 2015 credit facility	5	270
Payments to 2015 credit facility	(235)	(151)
Payments to 2016 credit facility	―	(73)
Proceeds from exercise of stock options	―	3
Payment of withholding taxes on net share settlements of equity awards	(12)	(13)
Net cash used in financing activities	(246)	(114)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6	1
Net (decrease) increase in cash, cash equivalents and restricted cash	(38)	119
Cash, cash equivalents and restricted cash at beginning of period	673	612
Cash, cash equivalents and restricted cash at end of period	$635	$731

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
Revenue:
Hotel	$299	$314	(5)%
Non-Hotel	79	58	36%
Total revenue	$378	$372	2%
Adjusted EBITDA (1):
Hotel	$88	$88	0%
Non-Hotel	(8)	(15)	47%
Total Adjusted EBITDA	$80	$73	10%
Adjusted EBITDA Margin (1):
Hotel	29%	28%
Non-Hotel	(10)%	(26)%
Total Adjusted EBITDA Margin	21%	20%

Net Income (2)	$5	$13
Net Income Margin	1%	3%

(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	This amount reflects our consolidated GAAP net income for the periods presented. TripAdvisor does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7) other non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate the operating performance of our business, as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP net income excluding, net of their related tax effects (which excludes the impact of significant changes resulting from tax legislation such as the 2017 Tax Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible assets, and other long-lived asset impairments; and (4) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. During the second quarter of 2016, TripAdvisor began calculating non-GAAP net income per diluted share using GAAP diluted shares determined under the treasury stock method. This change did not have a material effect on our previously reported non-GAAP EPS calculations in prior periods.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP):
GAAP Net Income	$5	$13
Add: Provision for income taxes	16	12
Add: Other expense, net	2	2
Add: Depreciation and amortization of intangible assets	28	27
Add: Stock-based compensation expense	29	19
Adjusted EBITDA (Non-GAAP)	$80	$73

Revenue (GAAP)	$378	$372

Net Income margin (GAAP)	1%	3%
Adjusted EBITDA margin (Non-GAAP) (1)	21%	20%

Reconciliation from GAAP Net Income and GAAP Net Income per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income	$5	$13
Add: Stock-based compensation expense	29	19
Add: Amortization of intangible assets	8	8
Subtract: Income tax effect of Non-GAAP adjustments (2)	5	5
Add: Income tax impact related to 2017 Tax Cuts and Jobs Act (3)	5	―
Non-GAAP net income	$42	$35

GAAP diluted shares	140	145

GAAP Net Income per diluted share	$0.04	$0.09
Non-GAAP net income per diluted share (4)	$0.30	$0.24

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$174	$134
Subtract: Capital expenditures	15	18
Free cash flow (Non-GAAP)	$159	$116

Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$378	$372
Estimated effects of foreign exchange	(16)
Non-GAAP Total revenue before effects of foreign exchange	$362
Year/Year Growth (5)	(3)%

Hotel Revenue (GAAP)	$299	$314
Estimated effects of foreign exchange	(11)
Non-GAAP Hotel revenue before effects of foreign exchange	$288
Year/Year Growth (5)	(8)%

	Three Months Ended
	March 31, 2018	March 31, 2017
Non-Hotel Revenue (GAAP)	$79	$58
Estimated effects of foreign exchange	(5)
Non-GAAP Non-Hotel revenue before effects of foreign exchange	$74
Year/Year Growth (5)	28%

Adjusted EBITDA Before Effects of Foreign Exchange:
Total Adjusted EBITDA	$80	$73
Estimated effects of foreign exchange	(5)
Total Adjusted EBITDA before effects of foreign exchange	$75
Year/Year Growth (5)	3%

Hotel Adjusted EBITDA	$88	$88
Estimated effects of foreign exchange	(6)
Hotel Adjusted EBITDA before effects of foreign exchange	$82
Year/Year Growth (5)	(7)%

Non-Hotel Adjusted EBITDA	$(8)	$(15)
Estimated effects of foreign exchange	-
Non-Hotel Adjusted EBITDA before effects of foreign exchange	$(8)
Year/Year Growth (5)	47%
(1)	TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)	Represents an additional provision for income taxes related to the 2017 Tax Act Transition Tax of $5 million recorded during the three months ended March 31, 2018.
(4)	TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.
(5)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA figures over prior period revenues and Adjusted EBITDA figures, where current period figures are translated using prior period foreign currency exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and TripAdvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com